UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MAY 15, 2007
Date of Report (Date of earliest event reported)

FINMETAL MINING LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Burrard Street, Suite 500 Vancouver, British Columbia, Canada V6C 2X8	N/A
(Address of principal executive offices)	(Zip Code)

(604) 688-2419
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01          Other Events.

On May 15, 2007, FinMetal Mining Ltd. (the "Company") entered into a memorandum of understanding (the "MOU") with Magnus Minerals OY, a Finnish corporation, ("Magnus"), pursuant to which the Company and Magnus intend to enter into a joint venture to explore the "Enonkoski area" in Finland (the "Territory") primarily for nickel-copper-platinum group elements (the "Proposed Transaction").

Under the terms of the MOU, the Company intends to acquire ownership from Magnus of up to a 51% interest in certain valid claim reservations, and pending claims located in the Territory as more particularly set forth in the MOU.

It is intended that the Company will be the operator of the joint venture and can earn its 51% interest in the Territory by fulfilling its US $10 million in work commitments and €3 million in option payments.

For the earn-in, the Company will be required to spend US $10 million in work commitments with minimum expenditures as follows: (a) US$1.8 million by November 30, 2008, (b) US$2.2 million by November 30, 2009, (c) US$2.8 million by November 30, 2010, and (d) US$3.2 million by November 30, 2011. In additional, the Company will be required to make a total of €3 million in option payments to Magnus over four years as follows: (a) €30,000 within seven days of the MOU, (b) €270,000 on May 30, 2007, (c) €600,000 by November 30, 2008, (d) €900,000 by November 30, 2009, and (e) €1,200,000 by November 30, 2010.

The Company has approximately 4.5 years to earn its 51% interest in the Territory. The Company must spend 50% or more of its work commitments (US$5 million) and option payments ( €1.5 million) before any earn-in is realized. Once the 50% has been reached, the Company will have a 25.5% interest in the Territory and the Company's interest will increase proportional to its work commitments and option payments to the maximum of 51%, at which point both the Company's and Magnus' interests are to be converted to working interests.

Magnus and the Company will proceed in good faith toward the negotiation and execution of a mutually acceptable definitive written agreement governing the Proposed Transaction with such representations, warranties, indemnities, covenants and such other terms as are customary in transactions of this type. They will use their reasonable best efforts to execute a definitive agreement on or before May 30, 2007.

Closing of the Proposed Transaction will be subject to the satisfaction of the following conditions: (a) execution of definitive agreements, (b) receipt of approvals from the board of directors of each of Magnus and the Company, if necessary, to the extent that such approvals are required by applicable law; (c) receipt of required governmental or third party approvals, if any; and (d) no material adverse change in the business of Magnus and the Company, including their ownership in the reservations or claims that are subject of the Proposed Transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Memorandum of Understanding between the Company and Magnus Minerals OY dated May 15, 2007 with respect to an intended option and joint venture to explore certain mineral properties in Finland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FINMETAL MINING LTD.
DATE: May 25, 2007.	By:	/s/ Daniel Hunter _________________________________ Daniel Hunter Chief Executive Officer and a Director

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